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                                                                    Exhibit 23.2

                       MENDELSOHN KARY BELL & NATOLI LLP
                       CERTIFIED PUBLIC ACCOUNTANTS


                       1633 BROADWAY
                       NEW YORK, NY 10019
                       212 246-3220



March 29, 2001


Arthur Anderson
1345 Avenue of the Americas
New York, NY 10105


Dear Sirs;

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this Form 10K.


MENDELSOHN KARY BELL & NATOLI LLP

/s/ Mendelsohn Kary Bell & Natoli LLP
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